Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full year outlook

Significant improvement in first quarter cash from operations up $708 million versus prior year period

First Quarter 2024 Highlights
•Revenue of $918 million, down 32 percent versus Q1 2023 and down 31 percent organically1
•Consolidated GAAP net loss of $3 million, down 102 percent versus Q1 2023
•Adjusted EBITDA of $161 million, down 56 percent versus Q1 2023
•Consolidated GAAP loss of $0.02 per diluted share, down 101 percent versus Q1 2023
•Adjusted earnings per diluted share of $0.36, down 80 percent versus Q1 2023
•GAAP cash from operations of negative $143 million, an improvement of $708 million versus Q1 2023
•Free cash flow of negative $188 million, an improvement of $727 million versus Q1 2023
•Strong contribution from new product introductions (NPI3)
Full-Year Outlook2
•Maintains revenue outlook of $4.50 billion to $4.70 billion, reflecting 2.5 percent growth at the midpoint versus 2023
•Maintains adjusted EBITDA outlook of $900 million to $1.05 billion, essentially flat at the midpoint versus 2023
•Adjusted earnings per diluted share outlook unchanged at $3.23 to $4.41, an increase of 1 percent at the midpoint versus 2023
•Restructuring continues, and company maintains target of $50 million to $75 million of adjusted EBITDA net benefit
•Free cash flow outlook of $400 million to $600 million is unchanged

PHILADELPHIA, May 6, 2024 – FMC Corporation (NYSE:FMC) today reported first quarter 2024 revenue of $918 million, down 32 percent versus first quarter 2023, and down 31 percent organically. On a GAAP basis, the company reported a loss of $0.02 per diluted share in the first quarter, a decrease of 101 percent versus first quarter 2023. First quarter adjusted earnings were $0.36 per diluted share, down 80 percent versus first quarter 2023 and $0.04 higher than the midpoint of guidance.

Page 2 / FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full-year outlook

First Quarter Adjusted EPS versus Q1 2023*	-141 cents
Adjusted EBITDA	-136 cents
Interest Expense	-7 cents
Depreciation & Amortization	-1 cent
Noncontrolling Interest	+2 cents
Rounding	+1 cent

“Free cash flow improved significantly, and we delivered adjusted EBITDA at the high end of our guidance range during the first quarter,” said Mark Douglas, FMC president and chief executive officer. “As expected, sales continued to be impacted by inventory management actions by customers in all regions. Our results benefited from our restructuring actions and the continued resilient sales of our new products, particularly in Latin America.”
First quarter revenue was driven by 27 percent decline in volume due to ongoing channel destocking in all regions. Price was lower by 4 percent and foreign currency was a headwind of 1 percent.
North America sales declined 48 percent, almost entirely due to volume against a record-breaking prior-year period. Fungicide sales out-performed the portfolio with growth from new products Xyway® and Adastrio® fungicides. In Latin America, revenue declined 20 percent (down 22 percent excluding FX) due to a price decline in the mid-teens as well as lower volumes. Branded diamides and new products both reported higher sales versus prior year, aided by recently launched Premio® Star insecticide and Onsuva® fungicide. Asia sales declined 29 percent (down 28 percent organically), primarily from lower volumes in China due to poor weather. Actions to reduce channel inventory in India progressed despite dry conditions that reduced the consumption of crop protection products. Price in the region was down in the high-single digits. Sales in EMEA declined 20 percent (down 17 percent organically) due to lower volumes including registration removals and rationalization of some lower-margin products. Price in the region was up by low-single digits. Plant Health revenue was down 14 percent in the quarter (down 12 percent organically), mainly driven by volume in Europe as customers delayed purchases and managed overall inventory to lower levels.

Page 3 / FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full-year outlook

FMC Revenue	Q1 2024
Total Revenue Change (GAAP)	(32)%
Less FX Impact	(1)%
Organic[1] Revenue Change (Non-GAAP)	(31)%
FMC first quarter adjusted EBITDA was $161 million, a decrease of 56 percent from the prior-year period driven by lower volume and, to a lesser degree, price headwinds. Costs were a tailwind with strong contribution from restructuring actions.
On a GAAP basis, cash from operations was negative $143 million, an increase of $708 million versus 2023 due primarily to working capital release from lower inventory as well as lower accounts receivable.
Outlook2
The company is forecasting full-year 2024 revenue to be in the range of $4.50 billion to $4.70 billion, unchanged since the last guidance and representing an increase of 2.5 percent at the midpoint versus 2023. FMC is maintaining its full-year adjusted EBITDA guidance of $900 million to $1.05 billion, flat versus 2023, including the benefit of cost restructuring actions. The 2024 adjusted earnings outlook is unchanged at $3.23 to $4.41 per diluted share, representing a year-over-year increase of 1 percent at the midpoint. The company is maintaining its full-year free cash flow guidance in the range of $400 million to $600 million, representing over $1 billion in year-over-year improvement at the midpoint.
Second quarter revenue is expected to be in the range of $1.00 billion to $1.15 billion, an increase of 6 percent at the midpoint compared to second quarter 2023. Volume growth is expected in all regions outside of Asia, with new products a strong contributor to growth. Price is expected to be a mid-single digit headwind. Adjusted EBITDA is forecasted to be in the range of $170 million to $210 million, essentially flat to prior-year period as higher volumes and cost benefits from restructuring are offset by gross margin headwinds. FMC expects adjusted earnings per diluted share to be in the range of $0.43 to $0.72 in the second quarter, which represents a 15 percent increase at the midpoint versus second quarter 2023.

Page 4 / FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full-year outlook

The midpoint of first-half guidance implies a 23 percent increase in second-half sales, a 46 percent increase in second-half adjusted EBITDA and a 91 percent increase in second-half EPS compared to the same period last year. Growth in second half results is expected to come from improving market conditions as the year progresses, higher year-over-year sales of new products and restructuring benefits. COGS headwinds are forecasted in the second half of the year primarily due to lower fixed cost absorption.

	Full Year 2024 Outlook[2]	Q2 2024 Outlook [2]	First-Half Outlook[2]	Second-Half Outlook[2]
Revenue	$4.50 to $4.70 billion	$1.00 to $1.15 billion	$1.92 to $2.07 billion	$2.58 to $2.63 billion
Growth at midpoint vs. 2023	2.5%	6%	(16)%	23%
Adjusted EBITDA	$900 million to $1.05 billion	$170 to $210 million	$331 to $371 million	$569 to $679 million
Growth at midpoint vs. 2023	0%	1%	(36)%	46%
Adjusted EPS^	$3.23 to $4.41	$0.43 to $0.72	$0.79 to $1.08	$2.44 to $3.33
Growth at midpoint vs. 2023	1%	15%	(59)%	91%

^EPS estimates assume 125.5 million diluted shares for full year and 125.5 million diluted shares for Q2.

"Our second quarter revenue outlook includes volume growth for the first time since global destocking began in the second quarter of 2023,” said Douglas. “We expect the market to continue to improve as we progress through the year and transition to more normal conditions in 2025. The combination of steady on-the-ground application, demand for our innovative and differentiated portfolio and a more efficient cost structure places FMC in a strong position as the market recovers.”
Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, the FMC logo, Adastrio, Onsuva, Premio and Xyway are trademarks of FMC Corporation or an affiliate.

Page 5 / FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full-year outlook

About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically while protecting the environment. With approximately 6,200 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as “outlook”, "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Form 10-K"), the section captioned "Forward Looking Information" in Part II of the 2023 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaims any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

Page 6 / FMC Corporation delivers first quarter earnings at higher end of guidance range, maintains full-year outlook

This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.
3.NPI (New Product Introductions) launched in the last five years
###

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$918.0	$1,344.3
Costs of sales and services	578.3	763.0
Gross margin	$339.7	$581.3
Selling, general and administrative expenses	163.9	185.9
Research and development expenses	60.9	78.4
Restructuring and other charges (income)	40.9	12.5
Total costs and expenses	$844.0	$1,039.8
Income from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$74.0	$304.5
Non-operating pension and postretirement charges (income)	4.3	4.6
Interest expense, net	61.7	51.4
Income (loss) from continuing operations before income taxes	$8.0	$248.5
Provision (benefit) for income taxes	(1.4)	41.1
Income (loss) from continuing operations	$9.4	$207.4
Discontinued operations, net of income taxes	(12.5)	(11.5)
Net income (loss)	$(3.1)	$195.9
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	(0.1)
Net income (loss) attributable to FMC stockholders	$(2.7)	$196.0
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$9.8	$207.5
Discontinued operations, net of tax	(12.5)	(11.5)
Net income (loss)	$(2.7)	$196.0
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.08	$1.65
Discontinued operations	(0.10)	(0.09)
Basic earnings per common share	$(0.02)	$1.56
Average number of shares outstanding used in basic earnings per share computations	124.9	125.3
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.08	$1.64
Discontinued operations	(0.10)	(0.09)
Diluted earnings per common share	$(0.02)	$1.55
Average number of shares outstanding used in diluted earnings per share computations	125.2	126.1

Other Data:
Capital additions and other investing activities	$23.4	$51.3
Depreciation and amortization expense	45.7	44.7

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net income (loss) attributable to FMC stockholders (GAAP)	$(2.7)	$196.0
Corporate special charges (income):
Restructuring and other charges (income) (a)	40.9	12.5
Non-operating pension and postretirement charges (income) (b)	4.3	4.6
Income tax expense (benefit) on Corporate special charges (income) (c)	(9.6)	(2.0)
Adjustment for noncontrolling interest, net of tax on Corporate special charges (income)	—	(2.8)
Discontinued operations attributable to FMC stockholders, net of income taxes (d)	12.5	11.5
Tax adjustment (e)	—	3.3
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$45.4	$223.1

Diluted earnings per common share (GAAP)	$(0.02)	$1.55
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.33	0.10
Non-operating pension and postretirement charges (income)	0.03	0.04
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.08)	(0.02)
Adjustment for noncontrolling interest, net of tax on Corporate special charges (income) per diluted share	—	(0.02)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.10	0.09
Tax adjustments per diluted share	—	0.03
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.36	$1.77

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	125.2	126.1
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a Non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)Three Months Ended March 31, 2024:
Restructuring and other charges (income) includes restructuring charges of $33.7 million primarily related to the previously announced global restructuring plan, referred to as "Project Focus." Charges incurred related to Project Focus include $18.9 million of severance and employee separation costs in connection with various global workforce reduction actions, $11.7 million of professional service provider costs associated with the project, accelerated depreciation of $2.3 million on assets identified for disposal in connection with the restructuring initiative, and $0.5 million of other miscellaneous charges. Other charges (income) of $7.2 million is comprised of $3.3 million of charges associated with our environmental sites and $3.9 million of other miscellaneous charges.

Three Months Ended March 31, 2023:
Restructuring and other charges (income) includes asset impairment and other charges of $0.9 million related to various global restructuring initiatives. Other charges (income) of $11.6 million, relates primarily to a $6.9 million remeasurement charge triggered during the period as a result of the significant currency depreciation of the Pakistani Rupee. On January 25, 2023, the Pakistani Rupee experienced its largest single day drop against the US dollar in over two decades following the removal of the USD-PKR exchange cap in place on the country's currency. Additionally, other charges (income) relating to environmental sites of $2.3 million were recognized during the period as well as $2.4 million of other miscellaneous charges.
(b)Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(d)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(e)We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended March 31,
(in Millions)	2024	2023
Non-GAAP tax adjustments
Revisions to valuation allowances of historical deferred tax assets	$(1.6)	$—
Foreign currency remeasurement and other discrete items	1.6	3.3
Total Non-GAAP tax adjustments	$—	$3.3

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Net income (loss) (GAAP)	$(3.1)	$195.9
Restructuring and other charges (income)	40.9	12.5
Non-operating pension and postretirement charges (income)	4.3	4.6
Discontinued operations, net of income taxes	12.5	11.5
Interest expense, net	61.7	51.4
Depreciation and amortization	45.7	44.7
Provision (benefit) for income taxes	(1.4)	41.1
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$160.6	$361.7
___________________
(1) Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Cash provided (required) by operating activities of continuing operations (GAAP)	$(142.9)	$(851.3)
Project Focus transformation spending	39.9	—
Adjusted cash from operations(1)	$(103.0)	$(851.3)

Capital expenditures	(20.7)	(46.9)
Other investing activities	(2.7)	(4.4)
Capital additions and other investing activities	$(23.4)	$(51.3)

Cash provided (required) by operating activities of discontinued operations	(21.5)	(12.6)
Project Focus transformation spending	(39.9)	—
Legacy and transformation	$(61.4)	$(12.6)

Free cash flow (Non-GAAP)(2)	$(187.8)	$(915.2)
___________________
(1)Adjusted cash from operations is defined as cash provided (required) by operating activities of continuing operations excluding the effects of transaction-related cash flows and Project Focus transformation spending.
(2)Free cash flow is defined as Adjusted cash from operations reduced by spending for capital additions and other investing activities as well as legacy and transformation spending. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts about the cash generated by routine business operations, including capital expenditures, in addition to assessing our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

Three Months Ended March 31, 2024 vs. 2023
Total Revenue Change (GAAP)	(32)%
Less: Foreign Currency Impact	(1)%
Organic Revenue Change (Non-GAAP)	(31)%

___________________
(1) We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ROIC (USING NON-GAAP NUMERATOR)(1)
(Unaudited)

	Twelve Months Ended
	March 31, 2024
Net income (loss) attributable to FMC stockholders (GAAP)	$1,122.8
Interest expense, net, net of income taxes	210.9
Corporate special charges (income)	284.4
Income tax expense (benefit) on Corporate special charges (income)	(40.4)
Adjustment for noncontrolling interest, net of tax on Corporate special charges (income)	1.2
Discontinued operations attributable to FMC stockholders, net of income taxes	99.5
Tax adjustments	(1,170.7)
ROIC numerator (Non-GAAP)	$507.7

	March 31, 2024	March 31, 2023
Total debt	$4,335.7	$4,212.6
Total FMC stockholders’ equity	4,311.5	3,470.7
Total debt and FMC stockholders' equity (GAAP)	$8,647.2	$7,683.3
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$8,165.3

ROIC (using Non-GAAP numerator)	6.22%
___________________
(1) We believe ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$417.8	$302.4
Trade receivables, net of allowance of $30.4 in 2024 and $29.1 in 2023	2,817.9	2,703.2
Inventories	1,587.1	1,724.6
Prepaid and other current assets	375.2	398.9
Total current assets	$5,198.0	$5,129.1
Property, plant and equipment, net	875.6	892.5
Goodwill	1,587.9	1,593.6
Other intangibles, net	2,432.9	2,465.1
Deferred income taxes	1,375.1	1,336.6
Other long-term assets	508.9	509.3
Total assets	$11,978.4	$11,926.2
Short-term debt and current portion of long-term debt	$1,311.1	$934.0
Accounts payable, trade and other	589.3	602.4
Advanced payments from customers	88.7	482.1
Accrued and other liabilities	691.5	684.8
Accrued customer rebates	669.3	480.9
Guarantees of vendor financing	80.4	69.6
Accrued pensions and other postretirement benefits, current	6.4	6.4
Income taxes	116.2	124.4
Total current liabilities	$3,552.9	$3,384.6
Long-term debt, less current portion	$3,024.6	$3,023.6
Long-term liabilities	1,068.0	1,084.6
Equity	4,332.9	4,433.4
Total liabilities and equity	$11,978.4	$11,926.2

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Cash provided (required) by operating activities of continuing operations	$(142.9)	$(851.3)

Cash provided (required) by operating activities of discontinued operations	(21.5)	(12.6)

Cash provided (required) by investing activities of continuing operations	(23.7)	(54.4)

Cash provided (required) by financing activities of continuing operations	305.7	840.3

Effect of exchange rate changes on cash	(2.2)	0.4

Increase (decrease) in cash and cash equivalents	$115.4	$(77.6)

Cash and cash equivalents, beginning of period	$302.4	$572.0

Cash and cash equivalents, end of period	$417.8	$494.4